EXHIBIT 5.1

Letterhead of Hunton & Williams LLP

November 3, 2003

Penn Virginia Corporation
Three Radnor Corporate Center
100 Matsonford Road
Radnor, Pennsylvania 19087

Penn Virginia Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), for the purpose of providing this opinion in connection with the preparation and filing by: (i) the Company; (ii) Penn Virginia Holding Corp., a Delaware corporation (“PVH”); (iii) Penn Virginia Oil & Gas Corporation, a Virginia corporation (“PVOV”); (iv) Penn Virginia Oil & Gas Corporation, a Texas corporation (“PVOT”); (v) Penn Virginia Resource GP, LLC, a Delaware limited liability company (“PVRG”); (vi) Penn Virginia Resource LP Corp., a Delaware corporation (“PVRL”); and (vii) Kanawha Rail Corp., a Virginia corporation (“Kanawha” and collectively with PVH, PVOV, PVOT, PVRG and PVRL, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement). The Registration Statement relates to the registration and the proposed issuance and sale from time to time of: (i) senior debt securities (the “Senior Debt Securities”); (ii) subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (iii) guarantees of Debt Securities (the “Guarantees”); (iv) common stock, par value $6.25 per share (the “Common Stock”); (v) preferred stock, par value $100.00 per share (the “Preferred Stock”); (vi) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock evidenced by Depositary Receipts (the “Receipts”); and (vii) warrants to purchase Debt Securities, Common Stock, or Preferred Stock (the “Warrants”). The Debt Securities, Guarantees, Common Stock, Preferred Stock, Depositary Shares, and Warrants are collectively referred to herein as the “Securities.” The aggregate initial offering price of Securities that may be issued under the Registration Statement is $300,000,000.

     The Senior Debt Securities and the Subordinated Debt Securities will be issued by the Company pursuant to separate Indentures to be entered into between the Company and a United States banking institution, as Trustee (each, an “Indenture”). The Guarantees will be executed by the Subsidiary Guarantors in connection with the issuance by the Company of the Debt Securities. The shares of Preferred Stock will be issued by the Company pursuant to Articles of Amendment to the Company’s Articles of Incorporation and the shares of Common Stock will be issued by the Company pursuant to the Company’s Articles of Incorporation. Any Depositary

Shares will be issued by the Company under one or more Deposit Agreements (each, a “Deposit Agreement”) to be entered into between the Company and depositaries to be named by the Company (each, a “Depositary”) and any Warrants will be issued by the Company pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) to be entered into between the Company and warrant agents to be named by the Company (each, a “Warrant Agent”).

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed relevant or necessary for the purposes of rendering this opinion, including, among other things, (i) the Articles of Incorporation and bylaws of the Company, as amended through the date hereof, (ii) the Registration Statement, and (iii) the forms of Indentures filed as exhibits to the Registration Statement. In this examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproductions or certified copies and the authenticity of the originals of such latter documents, as well as the accuracy and completeness of all corporate records and other information made available to us by the Company. As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company’s management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

     We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of Texas, the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States.

     Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

     1.     With respect to any Debt Securities and Guarantees, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to authorize and approve the applicable Indenture and the issuance and terms of such Debt Securities, (iii) the applicable Indenture has been duly executed and delivered by the Company and the Trustee, (iv) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, (v) the Debt Securities have been duly executed by the Company and authenticated by the Trustee, and delivered to and paid for by the purchasers thereof, (vi) the board of directors of the applicable Subsidiary Guarantor has taken all necessary corporate or limited liability company action to authorize and approve the issuance of the applicable Guarantees, and (vii) the Guarantees have been duly executed and delivered by the applicable Subsidiary Guarantor and authenticated by the Trustee, such Debt Securities will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture and each Guarantee will be legally issued and a valid and binding obligation of the applicable Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.

     2.     With respect to any Common Stock, when (i) the Board has taken all necessary corporate action to authorize and approve the issuance of the Common Stock and (ii) the Common Stock has been duly issued by the Company and delivered to and paid for by the purchasers thereof, such Common Stock will be validly issued, fully paid and non-assessable.

     3.     With respect to any Preferred Stock, when (i) the Board has taken all necessary corporate action to authorize and approve the applicable Deposit Agreement and the issuance of any series of Preferred Stock, (ii) Articles of Amendment for the particular series of Preferred Stock have been filed with the State Corporation Commission of the Commonwealth of Virginia and (iii) the series of Preferred Stock has been duly issued by the Company and delivered to and paid for by the purchasers thereof, such Preferred Stock will be validly issued, fully paid and non-assessable.

     4.     With respect to any Depositary Shares, when (i) the Board has taken all necessary corporate action to authorize and approve the applicable Deposit Agreement and the issuance of any Preferred Stock to be issued in connection therewith, (ii) the applicable Deposit Agreement has been duly executed and delivered by the Company and the applicable Depositary, (iii) Articles of Amendment for the particular series of Preferred Stock have been filed with the State Corporation Commission of the Commonwealth of Virginia, (iv) the series of Preferred Stock has been duly issued by the Company and deposited with the applicable Depositary in accordance with the applicable Deposit Agreement, and (v) the Receipts evidencing the Depositary Shares have been duly executed, countersigned and delivered in accordance with the applicable Deposit Agreement and paid for by the purchasers thereof, such Depositary Shares will be validly issued, fully paid and non-assessable.

     5.     With respect to any Warrants, when (i) the Board has taken all necessary corporate action to authorize and approve the issuance of the Warrants and the applicable Warrant Agreement, (ii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the applicable Warrant Agent, and (iii) the Warrants are duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement, and delivered to and paid for by the purchasers thereof, such Warrants will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement.

     For purposes of the opinions set forth above, we have assumed that the Company and each Subsidiary Guarantor will be validly existing and in good standing as a corporation or limited liability company, as the case may be, under the laws of their respective jurisdictions of incorporation or formation, at the time of issuance of the applicable Security.

     The opinions set forth above are subject to the qualifications that (a) the validity and enforcement of the Company’s obligations under the Debt Securities and the underlying Indenture and the Warrants and the underlying Warrant Agreement and the applicable Subsidiary Guarantor’s obligations under the Guarantees may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general equity principles and any implied covenant of good faith and fair dealing (whether considered in proceeding at law or in equity) and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. We express no opinion with respect to the enforceability of any obligation in the Guarantees that constitutes an “upstream guarantee” without adequate consideration.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or the Securities.

Very truly yours,

/S/ HUNTON & WILLIAMS LLP